Exhibit 10.17

TAG-ALONG RIGHTS AGREEMENT

This Tag-Along Rights Agreement (this "Agreement") is entered into effective as of November l, 2003, by and among Harris A. Lichtenstein ("Lichtenstein "), Alexander Krichevsky ("Krichevsky", and with Lichtenstein, the "Majority Holders"), and the shareholders and derivative holders of Omnimmune Corp., a Texas corporation (the "Company") listed on Exhibit A attached hereto (the "Minority Holders," and with the Majority Holders, the "Holders"),

Recitals:

A. The Majority Holders collectively own more than 80% of the Fully Diluted equity of the Company.

B. The Holders desire to enter into this Agreement to provide for certain rights in the event either Majority Holder desires to transfer a significant portion of his shares of Common Stock.

NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. DEFINITIONS. .

1.1 Definitions. For purposes of this Agreement:

(a) "Common Stock" means the common stock, par value $0.01 per share, of the Company,

(b) "Fully Diluted" means the number of shares of voting capital stock entitled to vote for directors of the Company in a regular election taking into account the potential issuance of shares of voting capital stock upon: (a) conversion (or exchange) of any convertible (or exchangeable) securities, and (b) exercise of any options, warrants or other rights to purchase voting capital stock, and adjusted to reflect stock dividends, stock splits, combinations, and recapitalizations or similar events; provided that, securities that are not then exercisable by their terms at the time of such determination will not be considered in determining the "fully diluted" equity of the Company.

(c) "Required Amount of Common Stock," with respect to either Majority Holder, shall mean 30% or more of the shares of Common Stock of the Company held by such Majority Holder, and with respect to the Majority Holders collectively, shall mean 30% or more of the shares of Common Stock of the Company held by such Minority Holders.

2. TAG-ALONG RIGHTS.

2.1 Tag Notice. If at any time the Majority Holders collectively or either Majority Holder individually desires to transfer or dispose of the Required Amount of Common Stock, such person or persons (the "Selling Shareholder") must first give to the Company and each other Holder (collectively, the "Other Holders") a written notice signed by the Selling Shareholder (the "Selling Shareholders Notice") stating: (a) the Selling Shareholders bona fide desire to transfer its shares of Common Stock; (b) the number of shares of Common Stock offered by the Selling Shareholder ("Offered Stock"); (c) the form of consideration (the "Offered Consideration") and price per share at which the Offered Stock is offered (the "Offered Price"); (d) the proposed time of closing and payment for the Offered Stock (the "Closing Date"); and (f) any other relevant material terms of the proposed sale of the Offered Stock.

2.2 Mechanics of Tag-Along.

(a) Upon delivery of a Selling Shareholder's Notice, each of the Other Holders will have the right (but not the obligation), exercisable at any time for 30 days (the "Tag Exercise Period") from the date on which the Selling Shareholders Notice was given, to require the Selling Shareholder to offer to the proposed transferee from each respective Other Holder a number of shares of Common Stock not less than the amount calculated by multiplying (a) the number of shares of Common Stock offered by Selling Shareholder by (b) the quotient derived by dividing (i) the number of shares of Common Stock (on an as-converted basis) owned by the Other Holders by (ii) the total number of shares of Common Stock owned by the Shareholders (on a Fully Diluted basis);

(b) If none of the Other Holders provides the Selling Shareholder with notice of its election to exercise the right set forth in Section 2.2gal within the Tag Exercise Period, the Other Holders shall be deemed to have elected not to exercise such right, and the Selling Shareholder shall have the right to offer the applicable shares of Common Stock to the proposed transferee free of the Other Holders' tag-along rights under this Article 2; provided, however, that, (i) such offer (and if such offer is accepted, the sale) must be on terms and conditions no more favorable in all respects to Selling Shareholder as the terms and conditions described in the Selling Shareholder’s Notice, and (ii) any transfer to a proposed transferee must be consummated within 180 days after the date of the Selling Shareholder's Notice; and

(c) If any of the Other Holders provides the Selling Shareholder with notice of its election to exercise its rights set forth in Section 2.2gat within the Tag Exercise Period, and the proposed transferee accepts the offer of the Selling Shareholder, the Selling Shareholder shall be required, as a condition to the consummation of a transfer to the proposed transferee, to either purchase the number of the Other Holder's shares of Common Stock calculated in accordance with Section 2.2{a) at the same price per share (on an as-converted basis) and upon the same terms and conditions as Selling Shareholder’s proposed transfer, or cause the proposed transferee to do so; provided that in the event that the proposed transfer is not consummated, the Selling Shareholder shall have no obligations under this Section 2.2(c).

2.3 Termination of Tag-Along.

The Majority Holders' and Minority Holders' rights and obligations under this Article 2 shall terminate on the effective date of the Company's firm commitment underwritten initial public offering pursuant to a Registration Statement under the Securities Act of 1933, as amended.

3. MISCELLANEOUS.

3.1 Notices. Any notice, request, demand or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given or delivered under this Agreement on the earliest of: (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two days after deposit with a nationally-recognized courier or overnight service such as Federal Express, or (d) five days after mailing via certified mail, return receipt requested. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party on the signature page hereof Any party hereto (and such party’s permitted assigns) may change such party’s address for receipt of future notices hereunder by giving written notice to the Company and the other parties hereto.

3.2 Governing Law. This Agreement and the performance of the transactions and the obligations of the parties hereunder will be governed by and construed and enforced in accordance with the laws of the State of Texas.

3.3 Entire Agreement, This Agreement constitutes the entire agreement and understanding of the parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby,

3.4 Counterparts, This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

3.5 Amendment. This Agreement may be amended or modified only upon the written consent of each of the parties hereto.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

/s/Harris A. Lichtenstein
HARRIS A. LICHTENSTEIN

Address for Notice Purposes:

4600 Post Oak Place, Suite 152
Houston, Texas 77027

Facsimile: 713-626-7566

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

/s/Alexander Krichevsky
ALEXANDER KRICHEVSKY

Address for Notice Purposes:
 ________________________________
 ________________________________

Facsimile: 412-782-6165

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

/s/Phillip B. Costa
PHILLIP B. COSTA

Address for Notice Purposes:

5444 Westheimer, Suite 1580
Houston, Texas 77056

Facsimile: 713-623-8263

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

________________________________

Address for Notice Purposes:
 ________________________________
 ________________________________

Facsimile: ________________________

Exhibit A

Allegheny-Singer Research Institute
Barney Kogen
S.C. Weil
H. Rich
S. Mintz
C. Greenbaum
M. Kaplan
A. Schechter
Mintz Foundation
Marc Grossberg
M. Wisner
MacFarland/Grossman
M. Skolnick
V. Stevens
E. Vitetta
W. Regelson
H. Acevedo
H. Fritsche
G. Pekoe
D. Hoon
S.C. Weil
D. Lichtenstein
F. Becker
Phillip B. Costa
Alejandro A. Romero